This pricing supplement, which is not complete and may be changed, relates to an effective Registration Statement under the Securities Act of 1933. This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these notes in any country or jurisdiction where such an offer would not be permitted.

June 2024
Preliminary Pricing Supplement - Subject to Completion
Dated June 14, 2024
(To Prospectus dated December 30, 2022,
Series A Prospectus Supplement dated December 30, 2022 and
Product Supplement EQUITY-1 dated December 30, 2022)
Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Fully and Unconditionally Guaranteed by Bank of America Corporation
Principal at Risk Securities
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities have the terms described in the accompanying product supplement, prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and do not guarantee the return of any principal at maturity. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price of the underlying shares is at or above 80% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of the underlying shares is less than the coupon barrier level on any observation date, we will pay no contingent quarterly coupon on the related coupon payment date.  The securities will be automatically redeemed if the determination closing price of the underlying shares is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupons at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupons over the entire 1-year term and in exchange for the possibility of an automatic early redemption prior to maturity. Investors will not participate in any appreciation of the underlying shares.  The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.
All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying shares.
SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying shares:	VanEck® Oil Services ETF (Bloomberg symbol: “OIH”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Strike date:	June 13, 2024
Pricing date:	June 14, 2024
Original issue date:	June 20, 2024 (3 business days after the pricing date)
Maturity date:	June 23, 2025
Early redemption:
If, on any redemption determination date, beginning on September 16, 2024, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.  No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the determination closing price of the underlying shares is below the initial share price on the related redemption determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.

Determination closing price:
The closing price of the underlying shares on any redemption determination date or observation date (other than the final observation date) times the adjustment factor on such redemption determination date or observation date, as applicable

Redemption determination dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:
Quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, the early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent quarterly coupon:
We will pay a contingent quarterly coupon of $30.275 per security (equal to a rate of 3.0275% per quarter or 12.11% per annum) on each coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date.
If the contingent quarterly coupon is not paid on any contingent quarterly coupon payment date (because the determination closing price of the underlying shares on the related observation date is less than the coupon barrier level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying shares on such later observation date is greater than or equal to the coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional amounts shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original quarterly period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price or final share price, as applicable, of the underlying shares is less than the coupon barrier level on each subsequent observation date.
If, on any observation date, the determination closing price or final share price, as applicable, of the underlying shares is less than the coupon barrier level, no contingent quarterly coupon will be paid with respect to that observation date.   It is possible that the underlying shares will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons.

Coupon barrier level:	$242.78, which is equal to 80% of the initial share price (rounded to two decimal places)
Buffer amount:	20%
Payment at maturity:
If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:
●If the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not decreased by an amount greater than the buffer amount of 20% from the initial share price: the stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons with respect to the prior observation dates
●If the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have decreased by an amount greater than the buffer amount of 20% from the initial share price:
$1,000 + [$1,000 × (share percent change + 20%) × downside factor]
Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:
Between $945.00 and $995.00 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.

Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$0.50(1)
		$0.50(2)	$999.00
Total	$	$	$
(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $0.50 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.
(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.50 for each security.
There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 9 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.
Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and  Product Supplement EQUITY-1 dated December 30, 2022

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	$303.48, which is equal to the closing price of the underlying shares on the strike date. The closing price on the strike date may be higher or lower than the closing price on the pricing date.
Coupon payment dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided that the contingent quarterly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Observation dates:
Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to June 17, 2025, which is the third scheduled business day preceding the scheduled maturity date, as the final observation date

Final share price:	The closing price of the underlying shares on the final observation date times the adjustment factor on such date
Downside factor:	The initial share price divided by the coupon barrier level, which is 1.25
Adjustment factor:
1.0, subject to adjustment in the event of certain events affecting such underlying shares as described in “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” beginning on page PS-28 of the accompanying product supplement.

Share percent change:	(final share price – initial share price) / initial share price
CUSIP / ISIN:	09711D5J7 / US09711D5J77
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
September 16, 2024	September 19, 2024
December 16, 2024	December 19, 2024
March 14, 2025	March 19, 2025
June 17, 2025* (final observation date)	June 23, 2025** (maturity date)
*Denotes that such date is not a “Redemption Determination Date”
** Denotes that such date is not an “Early Redemption Date”
The pricing date, issue date and other dates set forth above are subject to change, and will be set forth in the final pricing supplement relating to the securities.
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Investment Summary
Contingent Income Buffered Auto-Callable Securities
Principal at Risk Securities
Contingent Income Buffered Auto-Callable Securities due June 23, 2025 Based on the Performance of the VanEck® Oil Services ETF (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price or final share price, as applicable, of the shares of VanEck® Oil Services ETF, which we refer to as the underlying shares, is at or above 80% of the initial share price, which we refer to as the coupon barrier level, on the related observation date. If, however, the determination closing price of the underlying shares is less than the coupon barrier level on any observation date, we will pay no contingent quarterly coupon on the related coupon payment date. The securities will be automatically redeemed if the determination closing price of the underlying shares is greater than or equal to the initial share price on any redemption determination date for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from prior observation dates. However, if the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1-year term of the securities.  Investors will not participate in any appreciation in the price of the underlying shares.
Maturity:	Approximately 1 year
Contingent quarterly coupon:
We will pay a contingent quarterly coupon of $30.275 per security (equal to a rate of 3.0275% per quarter or 12.11% per annum) on each coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date.
If the contingent quarterly coupon is not paid on any coupon payment date (because the determination closing price or final share price, as applicable, of the underlying shares on the related observation date is less than the coupon barrier level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the determination closing price or final share price, as applicable, of the underlying shares on such later observation date is greater than or equal to the coupon barrier level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, that no additional amounts shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original quarterly period for such unpaid contingent quarterly coupon. You will not receive such unpaid contingent quarterly coupons if the determination closing price or final share price, as applicable, of the underlying shares is less than the coupon barrier level on each subsequent observation date.
If, on any observation date, the determination closing price or final share price, as applicable, of the underlying shares is less than the coupon barrier level, no contingent quarterly coupon will be paid on the related coupon payment date.   It is possible that the underlying shares will remain below the coupon barrier level for extended periods of time or even throughout the entire 1-year term of the securities so that you will receive few or no contingent quarterly coupons.

Automatic early redemption:
If the determination closing price of the underlying shares is greater than or equal to the initial share price on any redemption determination date, beginning on September 16, 2024, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons from prior observation dates.  No further payments will be made on the securities once they have been redeemed.

Payment at maturity:
If the securities have not previously been redeemed and the final share price of the underlying shares is greater than or equal to 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates.
If the final share price of the underlying shares is less than 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying shares. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 9), will reduce the economic terms of the securities to you and the initial estimated value of the securities. Due to these factors, the public offering price you pay to purchase the securities will be greater than the initial estimated value of the securities as of the pricing date.
The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 9 and “Structuring the securities” on page 20.
The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Key Investment Rationale
The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) but only if the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 1-year term of the securities in exchange for an opportunity to earn contingent quarterly coupons at a potentially above-market rate if the underlying shares close at or above the coupon barrier level on an observation date, unless the securities are redeemed early. The following scenarios are for illustration purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the periods during the 1-year term of the securities, and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
Prior to early redemption, investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) for the periods for which the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date, but not for the periods for which the determination closing price of the underlying shares is below the coupon barrier level on the related observation date.
When the underlying shares close at or above the initial share price on a redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity
This scenario assumes that the underlying shares close at or above the coupon barrier level on some observation dates, but the underlying shares close below the coupon barrier level on the others, and the underlying shares close below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) for the periods for which the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date, but not for the periods for which the determination closing price or final share price, as applicable, of the underlying shares is below the coupon barrier level on the related observation date. On the final observation date, the underlying shares close at or above 80% of the initial share price, meaning that the underlying shares have not declined by an amount greater than the buffer amount of 20%. At maturity, investors will receive the stated principal amount and the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity
This scenario assumes that the underlying shares close at or above the coupon barrier level on some observation dates, but the underlying shares close below the coupon barrier level on the others, and the underlying shares close below the initial share price on every redemption determination date. Consequently, the securities are not redeemed early, and investors receive the contingent quarterly coupon (plus any previously unpaid contingent quarterly coupons from prior observation dates) for the periods for which the determination closing price or final share price, as applicable, of the underlying shares is greater than or equal to the coupon barrier level on the related observation date, but not for the periods for which the determination closing price or final share price, as applicable, of the underlying shares is below the coupon barrier level on the related observation date. On the final observation date, the underlying shares close below 80% of the initial share price, meaning that the underlying shares have declined by an amount greater than the buffer amount of 20%. At maturity, investors will lose 1.25% for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. No contingent quarterly coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent quarterly coupons.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Hypothetical Examples
The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price or final share price, as applicable, of the underlying shares on each observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of the underlying shares on the final observation date. The actual initial share price and coupon barrier level are set forth under "Summary Terms" above. All payments on the securities, if any, are subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.  The below examples are based on the following terms:

Contingent quarterly coupon:
$30.275 per security (equal to a rate of 3.0275% per quarter or 12.11% per annum).
With respect to each coupon payment date, a contingent quarterly coupon plus any previously unpaid contingent quarterly coupons with respect to any prior observation dates is paid but only if the determination closing price or final share price, as applicable, of the underlying shares is at or above the coupon barrier level on the related observation date.

Payment at Maturity (if the securities are not redeemed prior to maturity):
If the final share price of the underlying shares is greater than or equal to 80% of the initial share price: the stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons with respect to the prior observation dates.

If the final share price of the underlying shares is less than 80% of the initial share price:
$1,000 + [$1,000 × (share percent change + 20%) × downside factor]

Stated Principal Amount:	$1,000
Downside Factor:	1.25
Hypothetical Initial Share Price:	$100.00
Hypothetical Coupon Barrier Level:	$80.00, which is 80% of the hypothetical initial share price
Buffer Amount:	20%
How to determine whether a contingent quarterly coupon is payable with respect to an observation date:
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

	Determination Closing Price	Contingent Coupon
Observation Date 1	$90.00 (at or above the coupon barrier level)	$30.275
Observation Date 2	$30.00 (below the coupon barrier level)	$0
Observation Date 3	$82.00 (at or above the coupon barrier level)	$30.275 + $30.275 = $60.550
On hypothetical observation date 1, the underlying shares close at or above the coupon barrier level. Therefore, a contingent quarterly coupon of $30.275 is paid on the relevant coupon payment date.
On hypothetical observation date 2, the underlying shares close below the coupon barrier level and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.
On hypothetical observation date 3, the underlying shares close at or above the coupon barrier level. Therefore, investors receive the hypothetical contingent quarterly coupon with respect to the third observation date as well as the previously unpaid contingent quarterly coupon with respect to the second observation date.
You will not receive a contingent quarterly coupon on any coupon payment date if the determination closing price of the underlying shares is below the coupon barrier level on the related observation date.
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
How to calculate the payment at maturity:
In the following examples, the underlying shares close below the initial share price on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Final Share Price	Payment at Maturity
Example 1	$84.00 (at or above 80% of initial share price)	The stated principal amount and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates
Example 2	$50.00 (below 80% of initial share price)	$1,000 + [$1,000 × (share percent change + 20%) × downside factor] = $1,000 + [$1,000 × (-50% + 20%) × 1.25] = $1,000 + ($1,000 × -30% × 1.25) = $625.00

In example 1, the final share price of the underlying shares is at or above 80% of the initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final quarterly period and any previously unpaid contingent quarterly coupons from prior observation dates.  However, investors do not participate in any appreciation of the underlying shares.
In example 2, the final share price of the underlying shares is below 80% of the initial share price. Therefore, investors are exposed to the downside performance of the underlying shares and investors lose 1.25% of principal for every 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. The payment at maturity in this example is equal to $625.00 per security. Investors do not receive the contingent quarterly coupon for the final observation date or any previously unpaid contingent quarterly coupons from prior observation dates.
If the final share price of the underlying shares is below 80% of the initial share price, you will be exposed to the downside performance of the underlying shares at maturity, and your payment at maturity will be less than the stated principal amount per security and could be zero.
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Risk Factors
Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.
Structure-related Risks
●
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final share price of the underlying shares is less than 80% of the initial share price, at maturity, your investment will be exposed on a leveraged basis to any decrease in the value of the underlying shares beyond the buffer amount of 20% and you will lose 1.25% of the principal amount for each 1% decline in the final share price of the underlying shares from the initial share price beyond the buffer amount of 20%. In that case, you will lose a significant portion or all of your investment in the securities.

●
Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the determination closing price or the final share price of the underlying shares exceeds the coupon barrier level or initial share price, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon (and any previously unpaid contingent quarterly coupons from prior observation dates), regardless of the extent to which the determination closing price or the final share price of the underlying shares exceeds the initial share price. In contrast, a direct investment in the underlying shares or in the securities included in the underlying shares, as applicable, would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.

●
The securities are subject to a potential automatic early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. The securities are subject to a potential automatic early redemption. Beginning in September 2024, the securities will be automatically redeemed if, on any redemption determination date, the determination closing price of the underlying shares is greater than or equal to the initial share price. If the securities are automatically redeemed prior to the maturity date, you will be entitled to receive the early redemption payment on the related early redemption date and no further amounts will be payable following the automatic early redemption. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of the automatic early redemption. If the securities are called prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.

●
You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the determination closing price or final share price, as applicable, of the underlying shares is less than its coupon barrier level on an observation date, you will not receive the contingent quarterly coupon applicable to that observation date (unless on a later observation date a contingent quarterly coupon is payable). If the determination closing price or final share price, as applicable, of the underlying shares is less than the coupon barrier level on all the observation dates during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.

●
Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.

●
The contingent quarterly coupon, early redemption payment or payment at maturity, as applicable, will not reflect changes in the price of the underlying shares other than on the observation dates or redemption determination dates. The price of the underlying shares during the term of the securities other than on the observation dates or redemption determination dates will not affect payments on the securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying shares while holding the securities, as the performance of the underlying shares may influence the market value of the securities. The calculation agent will determine whether each contingent quarterly coupon is payable and will calculate the early redemption payment or the payment at maturity, as applicable, by comparing only the initial share price or the coupon barrier level, as applicable, to the determination closing price or the final share price of the underlying shares. No other prices of the underlying shares will be taken into account. As a result, if the securities are not automatically redeemed prior to maturity and the final share

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
price of the underlying shares is less than 80% of the initial share price, you will receive less than the principal amount at maturity even if the price of the underlying shares was always greater than 80% of the initial share price prior to the final observation date.
●
Any payments on the securities are subject to our credit risk and the credit risk of the Guarantor, and any actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the Guarantor. The securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the early redemption payment or the payment at maturity, as applicable, will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the securities on the applicable coupon payment date or the maturity date, regardless of the final share price of the underlying shares as compared to its initial share price. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the pricing date of the securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the securities. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. if we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the value of the underlying shares, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the securities.

●
We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks
●
The price to public you pay for the securities will exceed their initial estimated value. The range of initial estimated values of the securities that is provided on the cover page of this preliminary pricing supplement, and the initial estimated value as of the pricing date that will be provided in the final pricing supplement, are each estimates only, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities.  These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the price of the underlying shares, changes in the Guarantor’s internal funding rate, and the inclusion in the price to public of the agent's commission and fees, if any, and the hedging related charges, all as further described in “Structuring the Securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

●
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying shares, our and BAC’s creditworthiness and changes in market conditions.

●
We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks
●
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, may buy or sell shares or units of the underlying shares or the securities held by or included in the underlying shares, or futures or options contracts or exchange traded instruments on the underlying shares or those securities, or other instruments whose value is derived from the underlying shares or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, may from time to time own shares or units of the underlying shares or the securities included in the underlying shares, except to the extent that BAC’s common stock may be included in the underlying shares, we, the Guarantor and our other affiliates, including BofAS, do not control any company included in the underlying shares, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, may execute such

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the Guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the price of the underlying shares in a manner that could be adverse to your investment in the securities. On or before the strike date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have affected the price of the underlying shares. Consequently, the price of the underlying shares may change subsequent to the strike date, which may adversely affect the market value of the securities.

We, the Guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the price of the underlying shares on the strike date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the Guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the price of the underlying shares, the market value of your securities prior to maturity or the amounts payable on the securities.
●
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Shares-related Risks
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The anti-dilution adjustments will be limited. The calculation agent may adjust the adjustment factor of the underlying shares and other terms of the securities to reflect certain actions by the issuer of the underlying shares, as described in the section “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to ETFs” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the underlying shares and will have broad discretion to determine whether and to what extent an adjustment is required.

●
The performance of the underlying shares may not correlate with the performance of the underlying index of the OIH (the “underlying index”) as well as the net asset value per share of the underlying shares, especially during periods of market volatility.  The performance of the underlying shares and that of the underlying index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of the underlying shares may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This could be due to, for example, the underlying shares not holding all or substantially all of the underlying assets included in the underlying index and/or holding assets that are not included in the underlying index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the OIH, differences in trading hours between the underlying shares (or the underlying assets held by the OIH) and the underlying index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant. In addition, because the underlying shares are traded on a securities exchange and are subject to market supply and investor demand, the market price of one underlying share may differ from the net asset value per share of the OIH; the underlying shares may trade at, above, or below the net asset value per share. During periods of market volatility, securities held by the OIH may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the OIH and the liquidity of the underlying shares may be adversely affected. Market volatility may also disrupt the ability of market participants to trade the underlying shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the market value of the underlying shares may vary substantially from the net asset value per share of the OIH.

For the foregoing reasons, the performance of the underlying shares may not match the performance of the underlying index or the net asset value per share of the OIH over the same period. Because of this variance, the return on the securities to the extent dependent on the performance of the underlying shares may not be the same as an investment directly in the securities included in the underlying index or the same as a debt security with a return linked to the performance of the underlying index.
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The securities are subject to risks associated with the oil services sector. The equity securities included in the OIH’s underlying index and that are generally tracked by the OIH are common stocks of companies involved in oil services. The underlying shares may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.
Because the OIH invests in common stocks of companies that are involved in the oil industry, the underlying shares are subject to certain risks associated with such companies. The profitability of companies in the oil services sector is related to worldwide energy prices, including all sources of energy, and exploration and production costs. The price of energy, the earnings of companies in the oil services sector, and the value of these companies’ securities have recently experienced significant volatility. Additionally, the price of oil has also recently experienced significant volatility, which may materially impact companies operating in the oil services sector. These companies are also subject to risks of changes in exchange rates and the price of oil and gas, changes in prices for

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
competitive energy services, changes in the global supply of and demand for oil and gas, the imposition of import controls, world events, actions of the Organization of Petroleum Exporting Countries, negative perception and publicity, depletion of resources and general economic conditions, development of alternative energy sources, energy conservation efforts, technological developments and labor relations, as well as market, economic, social and political risks of the countries where oil services companies are located or do business. The values of securities of oil services companies are subject to swift price and supply fluctuations caused by events relating to international politics, including political instability, expropriation, social unrest and acts of war, energy conservation, the success of exploration projects and tax and other governmental regulatory policies. Oil services companies operate in a highly competitive and cyclical industry, with intense price competition.
The oil services sector is exposed to significant and numerous operating hazards. Oil services companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control, oil spills, pipeline and equipment leaks and ruptures and discharges or releases of toxic or hazardous gases. Oil and gas exploration and production can be significantly affected by natural disasters and adverse weather conditions in the regions in which they operate. The revenues of oil services companies may be negatively affected by contract termination and renegotiation. In the oil services sector, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of equipment breakdowns. In periods of depressed market conditions, the customers of oil services companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations. Oil services companies are subject to, and may be adversely affected by, extensive federal, state, local and foreign laws, rules and regulations.
Oil services companies may also be adversely affected by environmental damage claims and other types of litigation. Laws and regulations protecting the environment may expose oil services companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Changes to environmental protection laws, including the implementation of policies with less stringent environmental protection standards and those geared away from sustainable energy development, could lead to fluctuations in supply, demand and prices of oil and gas. The international operations of oil services companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in interest rates, changes in foreign regulations and other risks inherent to international business. Additionally, changes to U.S. trading policies could cause friction with certain oil producing countries and between the governments of the United States and other major exporters of oil to the United States. Some of the companies in the oil services sector are engaged in other lines of business unrelated to oil services, and they may experience problems with these lines of business which could adversely affect their operating results. The operating results of these companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a company’s ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company’s possible success in traditional oil services activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company’s business or financial condition. It is not possible to predict the aggregate effect of all or any combination of these factors.
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The stocks held by the OIH are concentrated in one sector. The OIH holds securities issued by companies in the oil services sector. As a result, the stocks that will determine the performance of the securities are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the securities held by the OIH, the return on an investment in the securities will be subject to certain risks associated with a direct equity investment in the oil services sector. Accordingly, by investing in the securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

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The sponsor or investment advisor of the OIH may adjust the OIH in a way that affects its prices, and the sponsor or investment advisor has no obligation to consider your interests. The sponsor or investment advisor of the OIH can add, delete, or substitute the components included in the OIH or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your securities.

Tax-related Risks
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The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled “Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
All disclosures contained in this pricing supplement regarding the OIH, including, without limitation, its make-up, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the investment advisor of the OIH (the “Investment Advisor”). The Investment Advisor, which licenses the copyright and all other rights to the OIH, has no obligation to continue to publish, and may discontinue publication of, the OIH. The consequences of the Investment Advisor discontinuing publication of the OIH are discussed in “Description of the Notes — Anti-Dilution and Discontinuance Adjustments Relating to ETFs — Discontinuance of or Material Change to an ETF” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of the OIH or any successor underlying. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the underlying shares. You should make your own investigation into the underlying shares.
VanEck® Oil Services ETF
The shares of the VanEck® Oil Services ETF are issued by the VanEck® ETF Trust, a registered open-end management investment company. The OIH seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® U.S. Listed Oil Services 25 Index (the “underlying index”). However, because the securities are linked only to the share price of the OIH, you will not be entitled to receive income, dividend, or capital gain distributions from the OIH or any equivalent payments. The shares of the VanEck® Oil Services ETF trade on the NYSE Arca under the symbol “OIH”.
The shares of the OIH are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, information filed with the SEC relating to the OIH, including its periodic financial reports, may be found on the SEC website.
For additional information about the MVIS® US Listed Oil Services 25 Index, the underlying index of the OIH, see the information set forth in “Annex A— The MVIS® US Listed Oil Services 25 Index” below.
Information as of market close on June 13, 2024 (the strike date):

Ticker Symbol:	OIH
Current Share Price:	$303.48
52 Weeks Ago:	$273.26
52 Week High (on 9/12/2023):	$362.30
52 Week Low (on 6/23/2023):	$267.40
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
The following graph sets forth the daily closing price of the OIH for the period from January 2, 2019 through the strike date. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the OIH for each quarter in the same period. The closing price of the OIH on the strike date was $303.48. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The historical closing prices of the OIH should not be taken as an indication of future performance, and no assurance can be given as to the price of the OIH at any time, including the redemption determination dates or the observation dates.

OIH Shares – Daily Closing Prices January 2, 2019 to June 13, 2024
*The solid line in the graph indicates the coupon barrier level, which is 80% of the initial share price.
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

VanEck® Oil Services ETF (CUSIP: 92189H607)	High ($)	Low ($)	Period End ($)
2019
First Quarter	$357.80	$287.40	$344.60
Second Quarter	$371.20	$261.60	$296.40
Third Quarter	$301.80	$217.80	$235.00
Fourth Quarter	$269.20	$216.40	$265.00
2020
First Quarter	$275.20	$67.80	$80.40
Second Quarter	$173.58	$75.20	$121.88
Third Quarter	$141.91	$97.37	$97.71
Fourth Quarter	$167.32	$90.72	$154.00
2021
First Quarter	$226.60	$156.79	$191.14
Second Quarter	$244.64	$174.22	$218.93
Third Quarter	$227.85	$167.67	$197.01
Fourth Quarter	$227.37	$174.93	$184.84
2022
First Quarter	$293.52	$197.29	$282.55
Second Quarter	$312.59	$221.34	$232.60
Third Quarter	$255.97	$198.76	$211.21
Fourth Quarter	$319.02	$226.28	$304.05
2023
First Quarter	$331.44	$257.38	$277.13
Second Quarter	$293.50	$246.78	$287.60
Third Quarter	$362.30	$288.02	$345.04
Fourth Quarter	$350.37	$293.12	$309.52
2024
First Quarter	$336.33	$282.55	$336.33
Second Quarter (through June 13, 2024)	$349.35	$298.80	$303.48
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Additional Terms of the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:
If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final observation date were the third trading day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the closing price of the underlying shares on the deemed final observation date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent quarterly coupon period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Additional Information About the Securities
Additional Information:
Tax considerations:
The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.
Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.
This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.
You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.
General
Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying shares and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying shares. However, Sidley Austin LLP has advised us that it is unable to conclude that it is more likely than not that this treatment will be upheld. This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying shares for U.S. federal income tax purposes.  If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.
This characterization of the securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement.  Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.
Unless otherwise stated, the following discussion is based on the characterization described above.  The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.
We will not attempt to ascertain whether the issuer of the underlying shares would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of the underlying shares were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuer of the underlying shares and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of the underlying shares is or becomes a PFIC or is or becomes a United States real property holding corporation.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

U.S. Holders
Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.
Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities. A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. Subject to the discussion below concerning the possible application of the “constructive ownership” rules of Section 1260 of the Code, this capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.
Possible Application of Section 1260 of the Code. Since the underlying shares are the type of financial asset described under Section 1260 of the Code (including, among others, any equity interest in pass-through entities such as exchange traded funds, regulated investment companies, real estate investment trusts, partnerships, and passive foreign investment companies, each a “Section 1260 Financial Asset”), while the matter is not entirely clear, there may exist a risk that an investment in the securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the securities will be recharacterized as ordinary income (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of the sale, exchange, redemption, or settlement (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange, redemption, or settlement).
If an investment in the securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the securities will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the securities will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the securities and attributable to Section 1260 Financial Assets, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) such U.S. Holder would have had if such U.S. Holder had acquired an amount of the corresponding Section 1260 Financial Assets at fair market value on the original issue date for an amount equal to the portion of the issue price of the securities attributable to the corresponding Section 1260 Financial Assets and sold such amount of Section 1260 Financial Assets at maturity or upon sale, exchange or redemption of the securities at fair market value. Unless otherwise established by clear and convincing evidence, the net underlying long-term capital gain is treated as zero and therefore it is possible that all long-term capital gain recognized by a U.S. Holder in respect of the securities will be recharacterized as ordinary income if Section 1260 of the Code applies to an investment in the securities. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Code to an investment in the securities.
As described below, the IRS, as indicated in Notice 2008-2 (the “Notice”), is considering whether Section 1260 of the Code generally applies or should apply to the securities, including in situations where the underlying shares are not the type of financial asset described under Section 1260 of the Code.
Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities. In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments.  If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.
In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.
The Notice sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the securities. According to the Notice, the IRS and Treasury are considering whether a holder of an

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any.  Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.
The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.
In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.
Non-U.S. Holders
Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.
If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities.  In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying shares or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying shares or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.
U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Backup Withholding and Information Reporting
Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:
The securities are our debt securities, the return on which is linked to the performance of the underlying shares. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, typically results in the initial estimated value of the securities on the pricing date being less than their price to public.
The initial estimated value range of the securities is set forth on the cover page of this pricing supplement. The final pricing supplement will set forth the initial estimated value of the securities as of the pricing date.
In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying shares, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Risk Factors” beginning on page 9 above and “Supplemental Use of Proceeds” on page PS-20 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:
BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.
We expect to deliver the securities against payment therefor in New York, New York on a date that is greater than one business day following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, if the initial settlement of the securities occurs more than one business day from the pricing date, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

June 2024

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Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent's commission and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.
BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.
At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities will be based on then-prevailing market conditions and other considerations, including the performance of the underlying shares and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.
Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.
Sales Outside of the United States
The securities have not been approved for public sale in any jurisdiction outside of the United States.  There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.
Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:
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Australia
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Barbados
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Belgium
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Crimea
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Cuba
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Curacao Sint Maarten
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Gibraltar
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Indonesia
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Iran
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Italy
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Kazakhstan
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Malaysia
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New Zealand
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North Korea
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Norway
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Russia
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Syria
You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.

European Economic Area and United Kingdom
None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will

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BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities

 only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
United Kingdom
The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:
This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.
The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:
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Product Supplement EQUITY-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315473/d429684d424b2.htm
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Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Observation Date” shall also be read as references to “redemption determination date.”
Please note that, for purposes of this pricing supplement, references in the accompanying product supplement EQUITY-1 to “Underlying”, “Closing Market Price”, “ETF” and “Price Multiplier” shall be deemed to refer to “underlying shares”, “closing price”, “underlying shares” and “adjustment factor” respectively.

June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Annex A— The MVIS® US Listed Oil Services 25 Index
The MVIS® US Listed Oil Services 25 Index (“MVOIH”) is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from oil services to the upstream oil sector. The MVOIH was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The MVIS® US Listed Oil Services 25 Index is reported by Bloomberg L.P. under the ticker symbol “MVOIH.”
Index Composition and Maintenance
Index Universe
The index universe for the MVOIH includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Companies from financial markets that are not freely investable for foreign investors or that do not provide real-time and historical component and currency pricing may still be eligible if they have a listing on an eligible exchange and if they meet all the size and liquidity requirements on that exchange. Only stocks that have a full market capitalization exceeding US$50 million are eligible for the index universe.
Investable Index Universe
Only companies with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in the MVOIH. In addition, stocks that are currently not in the MVOIH must meet the following size and liquidity requirements:
●	a full market capitalization exceeding US$150 million;
●	a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and
●	at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.
For stocks already in the MVOIH, the following applies:
●	a full market capitalization exceeding US$75 million;
●	a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and
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a three-month average-daily-trading volume of at least US$0.6 million at current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

In case the number of investable stocks drops below the minimum component number for the MVOIH, additional companies are flagged eligible by MVIS’s decision until the number of eligible stocks equals the minimum component count.
Only one share line of each company is eligible. In case more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.
In case the free float market capitalization of a non-component share line:
●	exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and
●	fulfills all size and liquidity eligibility criteria for non-components,
The current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.
Index Constituent Selection
The MVOIH is reviewed on a semi-annual basis in March and September. The target coverage of the MVOIH is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for the MVOIH. The constituents of the MVOIH are selected using the following procedure:
1)
The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from the relevant sector or sectors for the MVOIH qualify.

2)
The 50 stocks are ranked in two different ways — by free float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added up.

3)	The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.
a)	Initially, the highest ranked 25 companies made up the MVOIH.
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BofA Finance LLC
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b)
On-going, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40. If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

In addition to the periodic reviews, the MVOIH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.
Review Schedule
The reviews for the MVOIH are based on the closing data on the last business day in February and August. If a company does not trade on the last business day in February or August, the last available price for this company will be used.
The underlying index data (e.g., new number of shares, new free-float factors and new weighting cap factors) is announced on the second Friday in March or September. The weighting cap factors are based on closing data of the Wednesday prior to the second Friday in March or September. Changes to the MVOIH are implemented and based on the closing prices of the third Friday in March or September. If the third Friday is not a business day, then the review will take place on the last business day before the third Friday. If a constituent of the MVOIH does not trade on the third Friday in March or September, then the last available price for that index constituent will be used. Changes become effective on the next business day. The component changes to the MVOIH are announced on the second Friday in March or September.
Ongoing Maintenance
In addition to the periodic reviews, the MVOIH is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the MVOIH components.
Deletions. For all corporate events that result in a stock deletion from the MVOIH, the deleted stock will be replaced with the highest ranked non-component on the most recent selection list immediately only if the number of components in the MVOIH would drop below 20. The replacement stock will be added at the same weight as the deleted stock. Only in case the number of components drop below its minimum due to a merger of two or more index components, the replacement stock will be added with its free-float market capitalization, weighted with the capping factor of the uncapped components in the small-weight group of the weighting scheme. In all other cases (i.e., there is not replacement), the additional weight resulting from the deletion will be redistributed proportionally across all other components of the MVOIH.
Changes to Free-Float Factor and Number of Shares. Changes to the number of shares or the free-float factors due to corporate actions like stock dividends, splits, rights issues, etc. are implemented immediately and will be effective the next trading day (i.e., the ex-date). Simple share/float changes are implemented after a 3-day notice period.
Initial Public Offerings (IPOs) and Spin-Offs. An IPO stock is eligible for fast-track addition to the index universe for the Oil Services Index once; either at the next semi-annual review if it has been trading since at least the last trading day of the month prior to the review snapshot dates (i.e., the last trading day in February or August) or else at the then-following semi-annual review. In order to be added to the Oil Services Index the IPO stock has to meet the size and liquidity requirements:
●	the IPO must have a full market capitalization exceeding US$150 million;
●	the IPO must have a free-float factor of at least 10%;
●	the IPO must have an average-daily-trading volume of at least US$1 million; and
●	the IPO must have traded at least 250,000 shares per month (or per 22 days).
This rule is applicable for newly spun-off companies as well.
Changes due to Mergers & Takeovers. A merger or takeover is deemed successful if it has been declared wholly unconditional and has received approval of all regulatory agencies with jurisdiction over the transaction. The result of a merger or takeover is typically one surviving stock and one or more non-surviving stocks that may not necessarily be de-listed from the respective trading system(s).
If a MVOIH component merges with or takes over another MVOIH component: The surviving stock remains in the MVOIH and the other stock is deleted immediately from the MVOIH. Its shares and float are adjusted according to the terms of the merger/takeover. The index market capitalization of the merged company corresponds to the market capitalization of the two separate companies.
If a MVOIH component merges with or takes over a non-MVOIH component: If the surviving stock meets the MVOIH requirements, then it remains in the MVOIH and its shares (if the share change is greater than 10%) and float are adjusted according to the terms of the merger/takeover. If the surviving stock does not meet the MVOIH requirements, then it is deleted immediately from the MVOIH.
If a non-MVOIH component merges with or takes over a MVOIH component: If the surviving stock meets the MVOIH requirements, then it will be added to the MVOIH (shares (if the share change is greater than 10%) and float adjusted according to the terms of the merger/takeover)
June 2024

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Principal at Risk Securities
and will replace the current MVOIH component. If the surviving stock does not meet the MVOIH requirements, then it will not be added to the MVOIH and the current MVOIH component is deleted immediately from the MVOIH.
Changes due to Spin-Offs. Each spin-off stock is immediately added to the MVOIH for at least two trading days. If a spin-off company does not qualify for the MVOIH, it will be deleted based on its closing price. Shares and floats of the surviving companies are adjusted according to the terms of the spin-off. In case the number of MVOIH components drops below the minimum component number and no non-component stock is eligible as a replacement, the determination of the addition is subject to MVIS’s decision.
Index Calculation
The value of MVOIH is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:
where (for all stocks (i) in the MVOIH):
pi = stock price (rounded to four decimal places);
qi = number of shares;
ffi = free float factor (rounded to two decimal places);
fxi = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);
cfi = sector-weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);
M = free float market capitalization of the MVOIH; and
D = divisor (rounded to six decimal places).
Free Float
The MVOIH is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.
Company-Weighting Cap Factors
Companies in the MVOIH are weighted according to their free float market capitalization, as modified by the company-weighting cap factors. The MVOIH uses the company-weighting cap factors to ensure diversification to avoid overweighting. The company-weighting cap factors are reviewed quarterly and applied, if necessary. The following weighting scheme applies:
1)	All index components are weighted by their free float market capitalization.
2)
All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

3)	The aggregated weighting of the Large-Weights is capped at 50%:
a)
Large-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

b)
Large-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

c)
Small-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Divisor Adjustments
Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the MVOIH) should not change the level of the MVOIH. This is accomplished with an adjustment to the divisor. Any change to the stocks in the MVOIH that alters the total market value of the MVOIH while holding stock prices constant will require a divisor adjustment.
June 2024

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Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
where ΔMC is the difference between closing market capitalization and adjusted closing market capitalization of the Oil Services Index.
Data Correction
Incorrect or missing input data will be corrected immediately.
Corporate Action Related Adjustments
Corporate actions range widely from routine share issuances or buy backs to unusual events like spin-offs or mergers. These are listed on the table below with notes about the necessary changes and whether the divisor will be adjusted. Implementation takes place on the ex-date.
Special cash dividend p i, adjusted = pi – (Dividend x (1 – Withholding Tax))	Divisor change: Yes
Split Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Rights offering Shareholders receive “B” new shares for every “A” share held. If the subscription-price is either not available or not smaller than the closing price, then no adjustment will be done.	Divisor change: Yes
Stock dividend Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Stock dividend from treasury Stock dividends from treasury are adjusted as ordinary cash dividends. Shareholders receive ‘B’ new shares for every ‘A’ share held.	Divisor change: Yes
June 2024

BofA Finance LLC
Contingent Income Buffered Auto-Callable Securities due June 23, 2025
All Payments on the Securities Based on the Performance of the VanEck® Oil Services ETF
Principal at Risk Securities
Stock dividend of a different company security Shareholders receive “B” shares of a different company for every “A” share held.	Divisor change: No
Spin-offs Shareholders receive “B” new shares for every “A” share held.	Divisor change: No
Addition/deletion of a company Net change in market value determines the divisor adjustment.	Divisor change: Yes
Changes in shares outstanding/free-float
Any secondary issuance, share repurchase, buy back, tender offer, Dutch auction, exchange offer, bought deal equity offering or prospectus offering will be updated at the semi-annual review if the change is smaller than 10%. Changes larger than 10% will be pre-announced (3 trading days’ notice) and implemented on a best efforts basis. If necessary and information is available, resulting float changes are taken into consideration. Share changes will not be implemented in the week between review announcement and implementation.
Divisor change: Yes
Changes due to a merger/takeover/spin-off Net change in free-float market value determines the divisor adjustment. In case of no change, the divisor change is 0.	Divisor change: Yes
With corporate actions where cash dividends or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-dividend day (the first day when a new shareholder is eligible to receive the distribution). The effect of the divisor adjustment is to prevent this price drop from causing a corresponding drop in the MVOIH.
Corporate actions are announced at least four days prior to implementation.
June 2024